Exhibit 99.1

Moved on Business Wire
May 28, 2020

DXC Technology Reports Fourth Quarter and Fiscal 2020 Results

•
Q4 earnings per share from continuing operations was $(13.79), including the cumulative impact of certain items of $(14.99) per share, reflecting goodwill impairment, restructuring costs, transaction, separation and integration-related costs, amortization of acquired intangible assets, pension and OPEB actuarial and settlement gains, and a tax adjustment

•	Q4 non-GAAP earnings per share was $1.20

•	FY20 earnings per share from continuing operations was $(20.76), including the cumulative impact of certain items of $(26.34)

•	FY20 non-GAAP earnings per share from continuing operations was $5.58

•	Q4 net cash from operating activities was $288 million and FY20 net cash from operating activities was $2,350 million

•	Q4 adjusted free cash flow was $131 million and FY20 adjusted free cash flow was $1,341 million

•	FY20 capital returned to shareholders was $214 million in dividends and $736 million in share repurchases

TYSONS, Va., May 28, 2020 - DXC Technology (NYSE: DXC) today reported results for the three and twelve months ended March 31, 2020.

“I am very proud of how our team at DXC has navigated this world crisis, with an industry leading 99% of our people enabled to work virtually from home,” said Mike Salvino, president and CEO. “If COVID-19 taught us anything, it reinforces that what we do is incredibly relevant to today’s market. Our people have done a phenomenal job taking care of themselves and their families, while helping our customers enable their employees to work from home, fix needed upgrades to their IT infrastructure estates, stand-up cloud environments, deal with sudden surges of demand, and innovate. I am pleased with where we ended FY20. We have taken steps to ensure a strong financial position and enhance our financial flexibility. We are making good progress with our transformation journey to deliver and build stronger relationships with our customers, optimize our costs to better serve our customers, and capture a unique market opportunity by cross-selling the services that we do every day for our customers. The actions we are taking set up a solid foundation for growth.”

Financial Highlights - Fourth Quarter Fiscal 2020

•
Diluted earnings per share from continuing operations was $(13.79) in the fourth quarter, including $(0.01) per share of restructuring costs, $(0.28) per share of transaction, separation and integration-related costs, $(0.45) per share of amortization of acquired intangible assets, $(15.00) per share of goodwill impairment, $0.76 per share of pension and OPEB actuarial and settlement gains, and $0.02 per share of tax adjustment. This compares with $1.01 in the year ago period.

•	Non-GAAP diluted earnings per share from continuing operations was $1.20.

•	Revenue in the fourth quarter was $4,815 million compared with $5,280 million in the year ago period.

•
Loss from continuing operations before income taxes was $(3,562) million for the fourth quarter, including $(4) million of restructuring costs, $(92) million of transaction, separation and integration-related costs, $(148) million of amortization of acquired intangibles, $(3,854) million of goodwill impairment, and $244 million of pension and OPEB actuarial and settlement gains. This compares with $354 million in the year ago period.

•	Non-GAAP income from continuing operations before income taxes was $292 million compared with $778 million in the year ago period.

•
Net loss was $(3,501) million for the fourth quarter, including $(2) million of restructuring costs, $(72) million of transaction, separation and integration-related costs, $(114) million of amortization of acquired intangibles, $(3,812) million of goodwill impairment, $193 million of pension and OPEB actuarial and settlement gains, and $6 million of tax adjustment. This compares with $271 million in the prior year period.

•	Non-GAAP net income was $300 million.

•	Adjusted EBIT was $352 million in the fourth quarter compared with $827 million in the prior year. Adjusted EBIT margin was 7.3% compared with 15.7% in the year ago quarter.

•	Net cash provided by operating activities was $288 million in the fourth quarter, compared with $748 million in the year ago period.

•	Adjusted free cash flow was $131 million in the fourth quarter.

Financial Highlights - Fiscal 2020

•
Diluted earnings per share from continuing operations was $(20.76) in fiscal 2020, including $(0.80) per share of restructuring costs, $(0.98) per share of transaction, separation and integration-related costs, $(1.73) per share of amortization of acquired intangible assets, $(25.78) per share of goodwill impairment, $2.43 per share of gain on arbitration award, $0.74 per share of pension and OPEB actuarial and settlement gains, and $(0.13) per share of tax adjustment. This compares with $4.35 in the year ago period.

•	Non-GAAP diluted earnings per share from continuing operations was $5.58.

•	Revenue in fiscal 2020 was $19,577 million compared with $20,753 million in the year ago period.

•
Loss from continuing operations before income taxes was $(5,228) million for fiscal 2020, including $(252) million of restructuring costs, $(318) million of transaction, separation and integration-related costs, $(583) million of amortization of acquired intangibles, $(6,794) million of goodwill impairment, $632 million of gain on arbitration award, and $244 million of pension and OPEB actuarial and settlement gains. This compares with $1,515 million in the year ago period.

•	Non-GAAP income from continuing operations before income taxes was $1,843 million compared with $3,063 million in the prior year.

•
Net loss was $(5,358) million for fiscal 2020, including $(208) million of restructuring costs, $(255) million of transaction, separation and integration-related costs, $(450) million of amortization of acquired intangibles, $(6,699) million of goodwill impairment, 632 million of gain on arbitration award, $193 million of pension and OPEB actuarial and settlement gains, and $(33) million of tax adjustment. This compares with $1,262 million in the prior year period.

•	Non-GAAP net income was $1,462 million.

•	Adjusted EBIT was $2,061 million in fiscal 2020 compared with $3,269 million in the prior year. Adjusted EBIT margin was 10.5% compared with 15.8% in the prior year.

•	Net cash provided by operating activities was $2,350 million in fiscal 2020, compared with $1,783 million in the prior year.

•	Adjusted free cash flow was $1,341 million in fiscal 2020.

Global Business Services (GBS)
GBS revenue was $2,308 million in the quarter compared to $2,191 million for the prior year. GBS revenues increased 5.3% year-over-year, reflecting the contribution from the Luxoft acquisition which was closed in June 2019. GBS profit margin in the quarter was 9.7%, down from 20.4% in the prior year, reflecting the impact of the resolution of certain customer disputes, the profit impact of lower revenue in our traditional applications business, and higher cost-take out activities in the prior year. New business awards for GBS were $2,185 million in the fourth quarter.

Global Infrastructure Services (GIS)
GIS revenue was $2,507 million in the quarter compared to $3,089 million for the prior year. GIS revenues decreased 18.8% year-over-year. The GIS revenue reflects the run-off and termination of certain accounts. GIS profit margin in the quarter was 7.7%, down from 14.1% in the prior year, primarily driven by the profit impact from lower revenue. New business awards for GIS were $2,183 million in the fourth quarter.

Returning Capital to Shareholders; Suspension of Dividend
During the fourth quarter, DXC Technology returned $53 million to shareholders in the form of common stock dividends. To enhance the company’s financial flexibility under current uncertain market conditions the company has elected to suspend payment of a quarterly dividend. This decision will be reevaluated by the Board of DXC Technology as market conditions stabilize.

Earnings Conference Call and Webcast
DXC Technology senior management will host a conference call and webcast today at 4:45 p.m. EDT. The dial-in number for domestic callers is (800) 368-1029. Callers who reside outside of the United States should dial +1 (334) 777-6981. The passcode for all participants is 145605. The webcast audio and any presentation slides will be available on DXC Technology’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until June 4, 2020. The replay passcode is 7889820.

Non-GAAP Measures
In an effort to provide investors with supplemental financial information, in addition to the preliminary and unaudited financial information presented on a GAAP basis, we have also disclosed in this press release preliminary non-GAAP information including: constant currency, earnings before interest and taxes ("EBIT"), adjusted EBIT, adjusted EBIT margin, adjusted free cash flow, and non-GAAP results including non-GAAP income from continuing operations before taxes, non-GAAP income from continuing operations and non-GAAP EPS from continuing operations.

About DXC Technology
DXC Technology (NYSE: DXC) helps global companies run their mission critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private and hybrid clouds. With decades of driving innovation, the world’s largest companies trust DXC to deploy our enterprise technology stack to deliver new levels of performance, competitiveness and customer experiences. Learn more about the DXC story and our focus on people, customers and operational execution at www.dxc.technology.

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the recent outbreak of the novel coronavirus (“COVID-19”) pandemic and the impact of varying private and governmental responses that affect our customers, employees, vendors and the economies and communities where they operate. For a written description of these factors, see the section titled “Risk Factors” in DXC's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2019, September 30, 2019, December 31, 2019 and any updating information in subsequent SEC filings, including DXC's upcoming Form 10-K for the fiscal year ended March 31, 2020. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

# # #

Contact:
Richard Adamonis, Corporate Media Relations, +1-862-228-3481, radamonis@dxc.com
Shailesh Murali, M&A and Investor Relations, +1-703-245-9700, shailesh.murali@dxc.com

Consolidated Statements of Operations
(preliminary and unaudited)

	Three Months Ended		Twelve Months Ended
(in millions, except per-share amounts)	March 31, 2020	March 31, 2019	March 31, 2020	March 31, 2019

Revenues	$4,815	$5,280	$19,577	$20,753

Costs of services	3,773	3,836	14,901	14,946
Selling, general and administrative	536	459	2,050	1,959
Depreciation and amortization	526	505	1,942	1,968
Goodwill impairment losses	3,854	—	6,794	—
Restructuring costs	4	47	252	465
Interest expense	95	85	383	334
Interest income	(35)	(36)	(165)	(128)
Gain on arbitration award	—	—	(632)	—
Other (income) expense, net	(376)	30	(720)	(306)
Total costs and expenses	8,377	4,926	24,805	19,238

(Loss) income from continuing operations, before taxes	(3,562)	354	(5,228)	1,515
Income tax (benefit) expense	(61)	83	130	288
(Loss) income from continuing operations	(3,501)	271	(5,358)	1,227
Income from discontinued operations, net of taxes	—	—	—	35
Net (loss) income	(3,501)	271	(5,358)	1,262
Less: net (loss) income attributable to non-controlling interest, net of tax	(6)	(3)	11	5
Net (loss) income attributable to DXC common stockholders	$(3,495)	$274	$(5,369)	$1,257

(Loss) income per common share:
Basic:
Continuing operations	$(13.79)	$1.02	$(20.76)	$4.40
Discontinued operations	—	—	—	0.13
	$(13.79)	$1.02	$(20.76)	$4.53
Diluted:
Continuing operations	$(13.79)	$1.01	$(20.76)	$4.35
Discontinued operations	—	—	—	0.12
	$(13.79)	$1.01	$(20.76)	$4.47

Cash dividend per common share	$0.21	$0.19	$0.84	$0.76

Weighted average common shares outstanding for:
Basic EPS	253.51	268.59	258.57	277.54
Diluted EPS	253.51	270.82	258.57	281.43

Selected Consolidated Balance Sheet Data
(preliminary and unaudited)

	As of
(in millions)	March 31, 2020	March 31, 2019
Assets
Cash and cash equivalents	$3,679	$2,899
Receivables, net	4,392	5,181
Prepaid expenses	646	627
Other current assets	270	359
Total current assets	8,987	9,066

Intangible assets, net	5,731	5,939
Operating right-of-use assets, net	1,428	—
Goodwill	2,017	7,606
Deferred income taxes, net	265	355
Property and equipment, net	3,547	3,179
Other assets	4,031	3,429
Total Assets	$26,006	$29,574

Liabilities
Short-term debt and current maturities of long-term debt	$1,276	$1,942
Accounts payable	1,598	1,666
Accrued payroll and related costs	630	652
Current operating lease liabilities	482	—
Accrued expenses and other current liabilities	2,801	3,355
Deferred revenue and advance contract payments	1,021	1,630
Income taxes payable	87	208
Total current liabilities	7,895	9,453

Long-term debt, net of current maturities	8,672	5,470
Non-current deferred revenue	735	256
Non-current operating lease liabilities	1,063	—
Non-current pension obligations	761	790
Non-current income tax liabilities and deferred tax liabilities	1,157	1,184
Other long-term liabilities	594	696
Total Liabilities	20,877	17,849

Total Equity	5,129	11,725

Total Liabilities and Equity	$26,006	$29,574

Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Twelve Months Ended
(in millions)	March 31, 2020	March 31, 2019
Cash flows from operating activities:
Net (loss) income	$(5,358)	$1,262
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,960	2,023
Goodwill impairment losses	6,794	—
Operating right-of-use expense	698	—
Pension & other post-employment benefits, actuarial & settlement (gains) losses	(244)	143
Share-based compensation	68	74
Deferred taxes	(56)	97
Loss (gain) on dispositions	1	(163)
Provision for losses on accounts receivable	3	(10)
Unrealized foreign currency exchange losses	24	30
Impairment losses and contract write-offs	30	—
Amortization of debt issuance costs and (premium) discount	(4)	(10)
Cash surrender value in excess of premiums paid	(12)	(11)
Other non-cash charges, net	—	11
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in receivables	269	(947)
Increase in prepaid expenses and other current assets	(229)	(632)
Decrease in accounts payable and accruals	(565)	(52)
Decrease in income taxes payable and income tax liability	(197)	(107)
Decrease in operating lease liability	(698)	—
(Decrease) increase in advance contract payments and deferred revenue	(146)	(74)
Other operating activities, net	12	149
Net cash provided by operating activities	2,350	1,783

Cash flows from investing activities:
Purchases of property and equipment	(350)	(297)
Payments for transition and transformation contract costs	(281)	(394)
Software purchased and developed	(235)	(261)
Payments for acquisitions, net of cash acquired	(1,997)	(365)
Business dispositions	—	(65)
Cash collections related to deferred purchase price receivable	671	1,084
Proceeds from sale of assets	73	357
Short-term investing	(75)	—
Proceeds from short-term investing	38	—
Other investing activities, net	19	10
Net cash (used in) provided by investing activities	(2,137)	69

Cash flows from financing activities:
Borrowings of commercial paper	4,939	2,747
Repayments of commercial paper	(5,076)	(2,840)
Borrowings under lines of credit	1,500	—
Borrowings on long-term debt, net of discount	2,198	1,646
Principal payments on long-term debt	(1,039)	(2,625)
Payments on finance leases and borrowings for asset financing	(865)	(944)
Borrowings for USPS spin transaction	—	1,114
Proceeds from bond issuance	—	753
Proceeds from stock options and other common stock transactions	11	47
Taxes paid related to net share settlements of share-based compensation awards	(16)	(54)
Repurchase of common stock and advance payment for accelerated share repurchase	(736)	(1,344)
Dividend payments	(214)	(210)
Other financing activities, net	(45)	47
Net cash provided by (used in) financing activities	657	(1,663)
Effect of exchange rate changes on cash and cash equivalents	(90)	(19)
Net increase in cash and cash equivalents	780	170
Cash and cash equivalents at beginning of year	2,899	2,729
Cash and cash equivalents at end of year	$3,679	$2,899

Segment Results

The following tables summarize segment revenue for the three and twelve months ended March 31, 2020 as compared to the three and twelve months ended March 31, 2019:

Segment Revenue
	Three Months Ended
(in millions)	March 31, 2020	March 31, 2019	% Change	% Change in Constant Currency
GBS	$2,308	$2,191	5.3%	7.3%
GIS	2,507	3,089	(18.8)%	(16.9)%
Total Revenues	$4,815	$5,280	(8.8)%	(6.9)%

Segment Revenue
	Twelve Months Ended
(in millions)	March 31, 2020	March 31, 2019	% Change	% Change in Constant Currency
GBS	$9,111	$8,684	4.9%	7.0%
GIS	10,466	12,069	(13.3)%	(11.1)%
Total Revenues	$19,577	$20,753	(5.7)%	(3.5)%

Segment Profit

We define segment profit as segment revenue less costs of services, segment selling, general and administrative, depreciation and amortization, and other income (excluding the movement in foreign currency exchange rates on our foreign currency denominated assets and liabilities and the related economic hedges). The Company does not allocate to its segments certain operating expenses managed at the corporate level. These unallocated costs include certain corporate function costs, stock-based compensation expense, pension and OPEB actuarial and settlement gains and losses, restructuring costs, transaction, separation and integration-related costs, goodwill impairment and amortization of acquired intangible assets.

Segment Profit
	Three Months Ended		Twelve Months Ended
(in millions)	March 31, 2020	March 31, 2019	March 31, 2020	March 31, 2019
GBS profit	$223	$447	$1,301	$1,645
GIS profit	192	436	1,007	1,911
All other loss	(63)	(56)	(247)	(287)
Interest income	35	36	165	128
Interest expense	(95)	(85)	(383)	(334)
Restructuring costs	(4)	(47)	(252)	(465)
Transaction, separation and integration-related costs	(92)	(96)	(318)	(401)
Amortization of acquired intangibles	(148)	(138)	(583)	(539)
Goodwill impairment losses	(3,854)	—	(6,794)	—
Gain on arbitration award	—	—	632	—
Pension and OPEB actuarial and settlement gains (losses)	244	(143)	244	(143)
(Loss) income from continuing operations before taxes	$(3,562)	$354	$(5,228)	$1,515

Segment profit margins
GBS	9.7%	20.4%	14.3%	18.9%
GIS	7.7%	14.1%	9.6%	15.8%

Non-GAAP Financial Measures

We present non-GAAP financial measures of performance which are derived from the statements of operations of DXC. These non-GAAP financial measures include earnings before interest and taxes (“EBIT”), EBIT margin, adjusted EBIT, adjusted EBIT margin, non-GAAP income before income taxes, non-GAAP net income, non-GAAP EPS and adjusted free cash flow.

We present these non-GAAP financial measures to provide investors with meaningful supplemental financial information, in addition to the financial information presented on a GAAP basis. Non-GAAP financial measures exclude certain items from GAAP results which DXC management believes are not indicative of core operating performance. DXC management believes these non-GAAP measures allow investors to better understand the financial performance of DXC exclusive of the impacts of corporate-wide strategic decisions. DXC management believes that adjusting for these items provides investors with additional measures to evaluate the financial performance of our core business operations on a comparable basis from period to period. DXC management believes the non-GAAP measures provided are also considered important measures by financial analysts covering DXC, as equity research analysts continue to publish estimates and research notes based on our non-GAAP commentary, including our guidance around non-GAAP EPS targets.

Non-GAAP financial measures exclude certain items from GAAP results which DXC management believes are not indicative of operating performance such as the amortization of acquired intangible assets and transaction, separation and integration-related costs.

Incremental amortization of intangible assets acquired through business combinations may result in a significant difference in period over period amortization expense on a GAAP basis. We exclude amortization of certain acquired intangibles assets as these non-cash amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Although DXC management excludes amortization of acquired intangible assets primarily customer related intangible assets, from its non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and support revenue generation. Any future transactions may result in a change to the acquired intangible asset balances and associated amortization expense.

There are limitations to the use of the non-GAAP financial measures presented in this report. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies.

Reconciliation of Non-GAAP Financial Measures

Non-GAAP adjustments to our performance measures include:

•	Restructuring costs - reflects restructuring costs, net of reversals, related to workforce optimization and real estate charges.

•
Transaction, separation and integration-related costs - reflects costs related to integration planning, financing, and advisory fees associated with the HPES merger and other acquisitions and costs related to the separation of USPS.

•	Amortization of acquired intangible assets - reflects amortization of intangible assets acquired through business combinations.

•	Goodwill impairment losses - reflects impairment losses on goodwill.

•	Gain on arbitration award - reflects a gain related to the HPES merger arbitration award.

•	Pension and OPEB actuarial and settlement gains and losses - reflects pension and OPEB actuarial and settlement gains and losses.

•
Tax adjustment - Fiscal 2020 includes the impact of an adjustment to the Transition Tax and tax liabilities related to prior restructuring charges. Fiscal 2019 reflects the estimated non-recurring benefit of the Tax Cuts and Jobs Act of 2017. Fiscal 2018 reflects the application of an approximate 28% tax rate, which is within the targeted effective tax rate range for fiscal year 2018. Income tax expense of other non-GAAP adjustments is computed by applying the jurisdictional tax rate to the pre-tax adjustments on a jurisdictional basis.

EBIT and Adjusted EBIT

Reconciliations of net income to adjusted EBIT are as follows:

	Three Months Ended		Twelve Months Ended
(in millions)	March 31, 2020	March 31, 2019	March 31, 2020	March 31, 2019
Net (loss) income	$(3,501)	$271	$(5,358)	$1,262
Income from discontinued operations, net of taxes	—	—	—	(35)
Income tax (benefit) expense	(61)	83	130	288
Interest income	(35)	(36)	(165)	(128)
Interest expense	95	85	383	334
EBIT	(3,502)	403	(5,010)	1,721
Restructuring costs	4	47	252	465
Transaction, separation and integration-related costs	92	96	318	401
Amortization of acquired intangible assets	148	138	583	539
Goodwill impairment losses	3,854	—	6,794	—
Gain on arbitration award	—	—	(632)	—
Pension and OPEB actuarial and settlement (gains) losses	(244)	143	(244)	143
Adjusted EBIT	$352	$827	$2,061	$3,269

Adjusted EBIT margin	7.3%	15.7%	10.5%	15.8%
EBIT margin	(72.7)%	7.6%	(25.6)%	8.3%

Adjusted Free Cash Flow

A reconciliation of net cash provided by operating activities to adjusted free cash flow is as follows:

	Three Months Ended	Twelve Months Ended
(in millions)	March 31, 2020	March 31, 2020
Net cash provided by operating activities	$288	$2,350
Net cash used in investing activities (1)	(53)	(2,100)
Acquisitions, net of cash acquired	—	1,997
Payments on capital leases and other long-term asset financings	(219)	(865)
Payments on transaction, separation and integration-related costs	54	257
Payments on restructuring costs	61	334
Gain on arbitration award	—	(632)
Adjusted free cash flow	$131	$1,341

(1) Excludes short-term investments.

Non-GAAP Results

A reconciliation of reported results to non-GAAP results is as follows:

	Three Months Ended March 31, 2020
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Goodwill Impairment Losses	Pension and OPEB Actuarial and Settlement Gains	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$3,773	$—	$—	$—	$—	$—	$—	$3,773

Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	536	—	(92)	—	—	—	—	444

(Loss) income from continuing operations, before taxes	$(3,562)	$4	$92	$148	$3,854	$(244)	$—	$292
Income tax (benefit) expense	(61)	2	20	34	42	(51)	6	(8)
Net (loss) income	$(3,501)	$2	$72	$114	$3,812	$(193)	$(6)	$300
Less: net loss attributable to noncontrolling interest, net of tax	(6)	—	—	—	—	—	—	(6)
Net (loss) income attributable to DXC common stockholders	$(3,495)	$2	$72	$114	$3,812	$(193)	$(6)	$306

Effective tax rate	1.7%							(2.7)%

Basic EPS	$(13.79)	$0.01	$0.28	$0.45	$15.04	$(0.76)	$(0.02)	$1.21
Diluted EPS	$(13.79)	$0.01	$0.28	$0.45	$15.00	$(0.76)	$(0.02)	$1.20

Weighted average common shares outstanding for:
Basic EPS	253.51	253.51	253.51	253.51	253.51	253.51	253.51	253.51
Diluted EPS	253.51	254.14	254.14	254.14	254.14	254.14	254.14	254.14

	Twelve Months Ended March 31, 2020
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Goodwill Impairment Losses	Gain on Arbitration Award	Pension and OPEB Actuarial and Settlement Gains	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$14,901	$—	$—	$—	$—	$—	$—	$—	$14,901

Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	2,050	—	(318)	—	—	—	—	—	1,732

(Loss) income from continuing operations, before taxes	$(5,228)	$252	$318	$583	$6,794	$(632)	$(244)	$—	$1,843
Income tax expense (benefit)	130	44	63	133	95	—	(51)	(33)	381
Net (loss) income	$(5,358)	$208	$255	$450	$6,699	$(632)	$(193)	$33	$1,462
Less: net income attributable to noncontrolling interest, net of tax	11	—	—	—	—	—	—	—	11
Net (loss) income attributable to DXC common stockholders	$(5,369)	$208	$255	$450	$6,699	$(632)	$(193)	$33	$1,451

Effective tax rate	(2.5)%								20.7%

Basic EPS	$(20.76)	$0.80	$0.99	$1.74	$25.91	$(2.44)	$(0.75)	$0.13	$5.61
Diluted EPS	$(20.76)	$0.80	$0.98	$1.73	$25.78	$(2.43)	$(0.74)	$0.13	$5.58

Weighted average common shares outstanding for:
Basic EPS	258.57	258.57	258.57	258.57	258.57	258.57	258.57	258.57	258.57
Diluted EPS	258.57	259.81	259.81	259.81	259.81	259.81	259.81	259.81	259.81

	Three Months Ended March 31, 2019
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Pension and OPEB Actuarial and Settlement Losses	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$3,836	$—	$—	$—	$—	$3,836

Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	459	—	(96)	—	—	363

Income from continuing operations, before taxes	$354	$47	$96	$138	$143	$778
Income tax expense	83	12	30	37	27	189
Income from continuing operations	$271	$35	$66	$101	$116	$589
Income from discontinued operations, net of taxes	—	—	—	—	—	—
Net income	$271	$35	$66	$101	$116	$589
Less: net loss attributable to noncontrolling interest, net of tax	(3)	—	—	—	—	(3)
Net income attributable to DXC common stockholders	$274	$35	$66	$101	$116	$592

Effective tax rate	23.4%					24.3%

Basic EPS	$1.02	$0.13	$0.25	$0.38	$0.43	$2.20
Diluted EPS	$1.01	$0.13	$0.24	$0.37	$0.43	$2.19

Weighted average common shares outstanding for:
Basic EPS	268.59	268.59	268.59	268.59	268.59	268.59
Diluted EPS	270.82	270.82	270.82	270.82	270.82	270.82

	Twelve Months Ended March 31, 2019
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Pension and OPEB Actuarial and Settlement Losses	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$14,946	$—	$—	$—	$—	$—	$14,946

Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	1,959	—	(401)	—	—	—	1,558

Income from continuing operations, before taxes	$1,515	$465	$401	$539	$143	$—	$3,063
Income tax expense	288	112	102	138	27	44	711
Income from continuing operations	$1,227	$353	$299	$401	$116	$(44)	$2,352
Income from discontinued operations, net of taxes	35	—	—	—	—	—	35
Net income	$1,262	$353	$299	$401	$116	$(44)	$2,387
Less: net income attributable to noncontrolling interest, net of tax	5	—	—	—	—	—	5
Net income attributable to DXC common stockholders	$1,257	$353	$299	$401	$116	$(44)	$2,382

Effective Tax Rate	19.0%						23.2%

Basic EPS	$4.40	$1.27	$1.08	$1.44	$0.42	$(0.16)	$8.46
Diluted EPS	$4.35	$1.25	$1.06	$1.42	$0.41	$(0.16)	$8.34

Weighted average common shares outstanding for:
Basic EPS	277.54	277.54	277.54	277.54	277.54	277.54	277.54
Diluted EPS	281.43	281.43	281.43	281.43	281.43	281.43	281.43